Section 906 Certifications
I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2017 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: May 25, 2017
/s/ Jonathan S. Horwitz
______________________
Jonathan S. Horwitz
Principal Executive Officer
Section 906 Certifications
I, Janet C. Smith, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2017 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: May 25, 2017
/s/ Janet C. Smith
______________________
Janet C. Smith
Principal Financial Officer
Attachment A
N-CSR
Period (s) ended March 31, 2017
Putnam Master Intermediate Income Trust
Putnam California Tax Exempt Income Fund
Putnam American Government Income Fund
Putnam Tax Exempt Income Fund
Putnam International Growth Fund
Putnam U.S. Government Income Trust
Putnam Money Market Fund
Putnam Government Money Market Fund
Putnam Diversified Income Trust
Putnam Dynamic Asset Allocation Balanced Fund
Putnam Dynamic Asset Allocation Growth Fund
Putnam Dynamic Asset Allocation Conservative Fund